SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2007

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Report of the Special Litigation Committee

On December 6, 2007, UnitedHealth Group Incorporated (the “Company”) issued a press release announcing that the Special Litigation Committee (the “SLC”), an independent committee comprised of two former Minnesota Supreme Court Justices, has concluded its review of claims relating to the Company’s historical stock option practices brought against certain of the Company’s current and former officers and directors in federal and state derivative lawsuits, consolidated as In re UnitedHealth Group Inc. Shareholder Derivative Litigation filed in the United States District Court for the District of Minnesota and In re UnitedHealth Group Inc. Derivative Litigation filed in the Hennepin County District Court, State of Minnesota (collectively the “derivative actions”). A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Based on its exhaustive review, the SLC reached settlement agreements on behalf of the Company with the Company’s former Chairman and CEO William W. McGuire, M.D. (the “McGuire Agreement”), former General Counsel David J. Lubben (the “Lubben Agreement”), and former director William G. Spears (the “Spears Agreement” and together with the McGuire Agreement and the Lubben Agreement, the “Settlement Agreements”).

In addition, the SLC concluded that all claims against all named defendants in the derivative actions, including current and former Company officers and directors should be dismissed. The SLC’s conclusions are reflected in the Report of the Special Litigation Committee (the “SLC Report”) delivered to the United States District Court for the District of Minnesota (the “Federal Court”) and the Hennepin County District Court, State of Minnesota (the “State Court”) on December 6, 2007. A copy of the SLC Report is available on the Newsroom page of the Company’s website at www.unitedhealthgroup.com.

Settlement Agreements

Under the McGuire Agreement, the parties agree that:

•

Dr. McGuire will surrender to the Company (1) all of his right, title and interest in stock options to acquire 9,223,360 shares of Company common stock, including all options unvested as of November 30, 2006; (2) all rights he has under the Company’s Supplemental Executive Retirement Plan, amounting to approximately $91 million; and (3) his rights to approximately $8 million in his Executive Savings Plan Account. Dr. McGuire will retain all of his other stock options for the purchase of Company common stock, and the exercise period for such options that are not subject to an injunction preventing their exercise will expire 90 days from the effective date of his agreement.

•

Dr. McGuire will relinquish claims to (1) Company-paid health care for himself and his family; (2) participation in any Company life, dental, short-term or long-term disability insurance plans; and (3) a Company-paid office, secretarial and administrative support, and the use of Company aircraft for personal business.

Under the Lubben Agreement, the parties agree that:

•	Mr. Lubben will surrender to the Company all of his right, title and interest in stock options to acquire 273,000 shares of Company common stock.

•	Mr. Lubben will repay to the Company $20.55 million of the compensation realized by him as a result of his March 2007 option exercises.

Under the Spears Agreement, the fair settlement value of the Company’s claims against Mr. Spears will be determined by binding arbitration.

Each of the McGuire Agreement and the Lubben Agreement contains customary mutual releases. The Settlement Agreements also provide that Dr. McGuire, Mr. Lubben and Mr. Spears will not seek indemnification from the Company or assert any right to any insurance coverage with respect to any property or rights paid or relinquished pursuant to their respective Settlement Agreements.

Each individual’s Settlement Agreement is also conditioned upon (1) final approval by the Federal Court and the State Court of all of its terms; and (2) the dismissal, with prejudice, of all claims against the individual and all other defendants in the derivative actions. If either condition is not satisfied, then that individual’s Settlement Agreement will become null and void in its entirety and will have no force or effect. In addition, pursuant to the requirements of the Minnesota Human Rights Act, Dr. McGuire and Mr. Lubben may revoke their Settlement Agreements at any time up to 15 days after signing, in which case the Settlement Agreements will become null and void in its entirety and will have no force or effect.

The Settlement Agreements and the dismissal of the derivative actions are subject to notice to the Company’s shareholders and approval by the Federal Court and the State Court.

The above summary of the Settlement Agreements is qualified by reference to the complete text of the McGuire Agreement and the Lubben Agreement filed herewith as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(e)

The information contained in Item 8.01 relating to the McGuire Agreement and the Lubben Agreement is incorporated by reference herein.

Forward-Looking Statements

This press release may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. These forward-looking statements involve risks and uncertainties that may cause UnitedHealth Group’s actual results to differ materially from the results discussed in the forward-looking statements. Some factors that could cause results to differ materially from the forward-looking statements include: the potential consequences of the findings announced on October 15, 2006 of the investigation by an Independent Committee of directors of our historic stock option practices; the consequences of the restatement of our previous financial statements, related governmental reviews, including a formal investigation by the Securities and Exchange Commission, and review by the Internal Revenue Service, U.S. Congressional committees, U.S. Attorney for the Southern District of New York and Minnesota Attorney General, a related review by the Special Litigation Committee of the Company, and related shareholder derivative actions, including whether court approval of the settlement agreements between the Company and certain named defendants and the dismissal of the derivative claims against all named defendants is obtained, shareholder demands and purported securities and Employee Retirement Income Security Act class actions, the resolution of matters currently subject to an injunction issued by the United States District Court for the District of Minnesota, a purported notice of acceleration with respect to certain of the Company’s debt securities based upon an alleged event of default under the indenture governing such securities, and recent management and director changes, and the potential impact of each of these matters on our business, credit ratings and debt; increases in health care costs that are higher than we anticipated in establishing our premium rates, including increased consumption of or costs of medical services; heightened competition as a result of new entrants into our market, and consolidation of health care companies and suppliers; events that may negatively affect our contract with AARP; uncertainties regarding changes in Medicare, including coordination of information systems and accuracy of certain assumptions; funding risks with respect to revenues received from Medicare and Medicaid programs; failure to achieve business growth targets, including membership and enrollment; increases in costs and other liabilities associated with increased litigation, legislative activity and government regulation and review of our industry; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; regulatory and other risks associated with the pharmacy benefits management industry; failure to maintain effective and efficient information systems, which could result in the loss of existing customers, difficulties in attracting new customers, difficulties in determining medical costs estimates and appropriate pricing, customer and physician and health care provider disputes, regulatory violations, increases in operating costs, or other adverse consequences; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and intangible assets recorded for businesses that we acquire; potential noncompliance by our business associates with patient privacy data; misappropriation of our proprietary technology; failure to complete or receive anticipated benefits of acquisitions; and change in debt to total capital ratio that is lower or higher than we anticipated.

This list of important factors is not intended to be exhaustive. A further list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Agreement, dated as of December 5, 2007, by and between William W. McGuire, M.D. and UnitedHealth Group Incorporated and the Special Litigation Committee of the Board of Directors of UnitedHealth Group Incorporated

10.2	Agreement, dated as of December 5, 2007, by and between David J. Lubben and UnitedHealth Group Incorporated and the Special Litigation Committee of the Board of Directors of UnitedHealth Group Incorporated

99.1	Press Release dated December 6, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2007

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Christopher J. Walsh
Christopher J. Walsh
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit	Description
10.1	Agreement, dated as of December 5, 2007, by and between William W. McGuire, M.D. and UnitedHealth Group Incorporated and the Special Litigation Committee of the Board of Directors of UnitedHealth Group Incorporated

10.2	Agreement, dated as of December 5, 2007, by and between David J. Lubben and UnitedHealth Group Incorporated and the Special Litigation Committee of the Board of Directors of UnitedHealth Group Incorporated

99.1	Press Release dated December 6, 2007